UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant         ☒

Filed by a Party other than the Registrant         ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
(AS PERMITTED BY RULE 14-A-6(E)(2))

☒    Definitive Proxy Statement

☐    Soliciting Material Pursuant to (§) 240.14a-11(c) or (§) 240.14a-12

COX RADIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per	unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

To the Stockholders of Cox Radio, Inc.

You are invited to attend the Annual Meeting of Stockholders of Cox Radio, Inc. to be held at Corporate Headquarters, 1400 Lake Hearn Drive, Atlanta, Georgia 30319, on Wednesday, May 15, 2002, at 9:30 a.m., local time.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read these documents so you will be informed about the business to come before the meeting.

Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card or take advantage of our telephone or Internet voting systems as soon as possible, even if you plan to attend the Annual Meeting. You may, of course, revoke your proxy by notice in writing to the Corporate Secretary or by using the telephone or Internet voting procedures at any time before the proxy is voted.

Sin	cerely,

Ro	bert F. Neil
President and Chief Executive Officer

Atlanta, Georgia
April 1, 2002

COX RADIO, INC.
1400 LAKE HEARN DRIVE
ATLANTA, GEORGIA 30319
(404) 843-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2002

To the Stockholders of Cox Radio, Inc.

The Annual Meeting of the holders of Class A Common Stock and Class B Common Stock of Cox Radio, Inc. will be held at Corporate Headquarters, 1400 Lake Hearn Drive, Atlanta, Georgia 30319 on Wednesday, May 15, 2002 at 9:30 a.m. local time, for the following purposes:

1.	to elect a Board of Directors of nine members to serve until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	to adopt the 2001 Employee Stock Purchase Plan; and

3.	to ratify the appointment by the Board of Directors of Deloitte & Touche LLP, independent certified public accountants, as Cox Radio’s independent auditors for the year ending December 31, 2002.

The Board of Directors has fixed March 18, 2002 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A Common Stock or Class B Common Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Cox Radio’s Annual Report to Stockholders for the year ended December 31, 2001 is enclosed.

By	Order of the Board of Directors,

An	drew A. Merdek
Co	rporate Secretary

Atlanta, Georgia
April 1, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEMS AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

COX RADIO, INC.
1400 LAKE HEARN DRIVE
ATLANTA, GEORGIA 30319
(404) 843-5000

PROXY STATEMENT

2002 Annual Meeting of Stockholders

Solicitation of Proxies

The Board of Directors of Cox Radio, Inc. is furnishing this Proxy Statement to solicit proxies for use at Cox Radio’s 2002 Annual Meeting of Stockholders, to be held on May 15, 2002, at 9:30 a.m., local time, at Corporate Headquarters, 1400 Lake Hearn Drive, Atlanta, Georgia 30319, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted, as outlined below.

This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of Cox Radio on or about April 1, 2002. Cox Radio will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers for the reasonable expenses of sending proxy materials to their principals.

The shares of Class A Common Stock and Class B Common Stock represented by valid proxies that we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed, written proxy cards and all properly completed proxies voted by telephone or the Internet pursuant to this solicitation and not later revoked. Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

(1)	FOR the election of the Board of Directors’ nominees for directors;

(2)	FOR the adoption of the 2001 Employee Stock Purchase Plan; and

(3)	FOR the ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, as Cox Radio’s independent auditors for the year ending December 31, 2002.

If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, have the discretion to vote upon such matters in accordance with their best judgment.

Voting Securities

Cox Radio has two classes of outstanding voting securities, Class A Common Stock, par value $0.33 per share, and Class B Common Stock, par value $0.33 per share. As of February 26, 2002, there were 41,309,224 shares of Class A Common Stock and 58,733,016 shares of Class B Common Stock outstanding. Only stockholders of record of Class A Common Stock or Class B Common Stock at the close of business on March 18, 2002, which the Board of Directors has fixed as the record date, are entitled to vote at the meeting.

The Class A Common Stock and Class B Common Stock will vote together as a single class, with each share of Class A Common Stock being entitled to one vote, and each share of Class B Common Stock being entitled to ten votes. The presence in person or by proxy of holders of record of one-third of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting that represent a majority of the votes entitled to be cast by such shares will constitute a quorum. The affirmative vote of a majority of the votes entitled to be cast by such shares of the issued and outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the election of directors, adoption of the 2001 Employee Stock Purchase Plan, and the ratification of appointment of independent auditors.

In determining whether a proposal is approved, an abstention would have the effect of a vote against the applicable proposal. On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Accordingly, broker non-votes have no effect on the outcome of a vote on the applicable proposal.

Voting by Proxy

If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder at any time prior to voting by written notice to the Corporate Secretary of Cox Radio, by a later-dated proxy either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

As of February 26, 2002, Cox Enterprises, Inc., a Delaware corporation, through its wholly-owned subsidiary, Cox Broadcasting, Inc., a Delaware corporation, held approximately 94% of the combined voting power of the Class A Common Stock and Class B Common Stock. Accordingly, Cox Enterprises will have sufficient voting power to elect all members of the Board of Directors, to approve the adoption of the 2001 Employee Stock Purchase Plan, to ratify the appointment of independent auditors, and to control substantially all other actions that may come before the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, nine directors are to be elected to hold office until the 2003 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All nominees currently are directors of Cox Radio.

The nine directors nominated for election at the 2002 Annual Meeting of Stockholders are: James C. Kennedy (Chairman); G. Dennis Berry; David E. Easterly; Ernest D. Fears, Jr.; Richard A. Ferguson; Paul M. Hughes; Marc W. Morgan; Robert F. Neil; and Nicholas D. Trigony. The persons named as proxies intend (unless authority is withheld) to vote for election of all of the nominees as directors.

The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the nominees is unable or unwilling to serve as a director of Cox Radio, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The following information regarding the nominees, their principal occupations, employment history, and directorships in certain companies is as reported by the respective nominees.

James C. Kennedy, 54, has served as a director of Cox Radio since July 1996, and became Chairman of the Board of Directors in January 2002. He has served as Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises since January 1988, and prior to that time was Cox Enterprises’ President and Chief Operating Officer. Mr. Kennedy joined Cox Enterprises in 1972, and initially worked with Cox Enterprises’ Atlanta Newspapers. Mr. Kennedy is Chairman of the Board of Directors of Cox Communications, Inc., a majority-owned subsidiary of Cox Enterprises, and a director of Flagler Systems, Inc.

G. Dennis Berry, 58, has served as a director of Cox Radio since January 2002. Mr. Berry has served as President and Chief Operating Officer of Cox Enterprises since October 2000. Previously, he served as President and Chief Executive Officer of Manheim Auctions, Inc., a wholly-owned subsidiary of Cox Enterprises, from 1995 through October 2000. Prior to that, Mr. Berry was publisher of the Atlanta Journal-Constitution, where he held several positions spanning more than twenty years, including President, Vice President and General Manager, and Advertising Director.

David E. Easterly, 59, has served as a director of Cox Radio since July 1996, and was Chairman of the Board of Directors from January 2001 through January 2002. Mr. Easterly has served as Vice Chairman of the Board of Directors of Cox Enterprises since January 2001. Previously, he served as President and Chief Operating Officer of Cox Enterprises from October 1994 through January 2001, and was President of Cox Newspapers, Inc., a subsidiary of Cox Enterprises, from May 1986 through October 1994. Mr. Easterly joined Cox Enterprises in 1970 at the Dayton Daily News, transferring to Atlanta in 1981 as Vice President of Operations for Cox Newspapers. He was named Publisher of the Atlanta Journal-Constitution in April 1984. Mr. Easterly is a member of the Board of Directors of Mutual Insurance Company, Ltd., and a past member of the board of the Associated Press. Mr. Easterly also serves as a director of Cox Enterprises and Cox Communications, Inc., a majority-owned subsidiary of Cox Enterprises.

Ernest D. Fears, Jr., 69, has served as a director of Cox Radio since December 1996. He has been a lecturer at Howard University since 1990 and was a consultant to the National Institutes of Health from February to August of 1996. From June 1992 to August 1992, he was General Manager for radio station XFRM-FM in San Diego, California/Tijuana, Mexico. Mr. Fears retired in 1987 as General Manager of American Broadcasting Company’s WRQX-FM in Washington, D.C.

Richard A. Ferguson, 56, has served as a director of Cox Radio since May 1997, and as Vice President and Co-Chief Operating Officer since July 1999. Prior to that, he served as Vice President and Chief Operating Officer starting April 1997. Previously, Mr. Ferguson served as President, Chief Executive Officer and a director of NewCity Communications, Inc. since its organization in 1986. He served as President of Katz Broadcasting Company, Inc., a subsidiary of Katz Communications, Inc., from 1981 to 1986, when he led a management group in organizing NewCity to purchase all of the stock of Katz Broadcasting Company. Prior to 1981, he served as the President of Park City Communications, Inc., until it was acquired by Katz Communications. Mr. Ferguson is a past chairman of the Joint Board of Directors of the National Association of Broadcasters and a member of the Radio Operators Caucus.

Paul M. Hughes, 63, has served as a director of Cox Radio since December 1996. He has been President and Chief Operating Officer of OG Holding LTD since April 1995. From June 1991 through April 1995 he was Chairman of Hughes Broadcasting Partners, and from April 1995 through December 1998 he was President of Great Trails Broadcasting, Inc.

Marc W. Morgan, 52, has served as a director of Cox Radio since August 1999 and as Vice President and Co-Chief Operating Officer since July 1999. Prior to that, he served as Senior Group Vice President of Cox Radio from May 1997 to June 1999. Previously, Mr. Morgan was Senior Vice President of Cox Radio from July 1996 to May 1997. He also served as Vice President and General Manager of WSB Radio from July 1992 to November 1998, and Vice President and General Manager of WCKG-FM (Chicago, Illinois) from January 1984 to July 1992.

Robert F. Neil, 43, has served as a director and as President and Chief Executive Officer of Cox Radio since July 1996, and was Executive Vice President — Radio of Cox Broadcasting from June 1992 to 1996. Previously, he was Vice President and General Manager of WSB-AM/FM (Atlanta, Georgia). Mr. Neil joined Cox Broadcasting in November 1986. Previously, Mr. Neil was Operations Manager from December 1984 to November 1986 at WYAY-FM (Gainesville, Georgia). He served at WYYY-FM and WSYR-AM (Syracuse, New York) as Operations Manager from October 1983 to December 1984 and as Program Director from March 1983 to October 1983.

Nicholas D. Trigony, 61, has served as a director of Cox Radio since July 1996, and was Chairman of the Board of Directors from December 1996 through December 2000. Mr. Trigony served as President of Cox Broadcasting from March 1990 until his retirement in December 2000. Mr. Trigony joined Cox Broadcasting in September 1986 as Executive Vice President — Radio and was Executive Vice President — Broadcast from April 1989 to March 1990. He is also past Chairman of the Board of the National Association of Television Program Executives and serves on its Executive Committee. Mr. Trigony is a past chairman and current board member of the Television Operators Caucus and past Chairman of the National Association of Broadcasters’ Media Convergence Task Force.

Security Ownership of Certain Beneficial Owners

The following table provides information as of February 26, 2002 with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by each person known by Cox Radio to own more than 5% of any class of the outstanding voting securities of Cox Radio.

Name of Beneficial Owner	Class A Common Stock	Percent of Class	Class B Common Stock	Percent of Class	Percent of Vote of All Classes of Common Stock
Cox Enterprises, Inc. (a)(b)(c)	3,591,954	8.7%	58,733,016	100%	94.0%
TCW Group, Inc. (d)	4,149,745	10.1%	—	—	0.66%
Westport Asset Management, Inc. (e)	4,007,000	9.7%	—	—	0.64%
T. Rowe Price Associates, Inc. (f)	3,859,000	9.3%	—	—	0.61%
Janus Capital Corp. (g)	2,344,495	5.7%	—	—	0.37%

(a)	The business address for Cox Enterprises is 1400 Lake Hearn Drive, Atlanta, Georgia 30319.
(b)
All the shares of common stock of Cox Radio that are beneficially owned by Cox Enterprises are held of record by Cox Broadcasting. Cox Broadcasting holds 3,591,954 shares of Class A Common Stock, and 58,733,016 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock. All the shares of outstanding capital stock of Cox Broadcasting are beneficially owned by Cox Holdings, Inc., and all of the shares of outstanding capital stock of Cox Holdings are beneficially owned by Cox Enterprises. The beneficial ownership of the outstanding capital stock of Cox Enterprises is described in footnote (c) below.

(c)
There are 605,249,500 shares of common stock of Cox Enterprises outstanding, with respect to which (i) Barbara Cox Anthony, as trustee of the Anne Cox Chambers Atlanta Trust, exercises beneficial ownership over 174,949,266 shares (28.9%); (ii) Anne Cox Chambers, as trustee of the Barbara Cox Anthony Atlanta Trust, exercises beneficial ownership over 174,949,266 shares (28.9%); (iii) Barbara Cox Anthony, Anne Cox Chambers and Richard L. Braunstein, as trustees of the Dayton Cox Trust A, exercise beneficial ownership over 248,237,055 shares (41.0%); and (iv) 263 individuals and other trusts exercise beneficial ownership over the remaining 7,113,913 shares (1.2%), including 43,734 shares held beneficially and of record by Garner Anthony, the husband of Barbara Cox Anthony (as to which Barbara Cox Anthony disclaims beneficial ownership). Thus, Barbara Cox Anthony and Anne Cox Chambers, who are sisters, together exercise sole or shared beneficial ownership over 598,135,587 shares (98.8%) of the common stock of Cox Enterprises. Barbara Cox Anthony and Anne Cox Chambers are the mother and aunt, respectively, of James C. Kennedy, the Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises and Chairman of the Board of Directors of Cox Radio.

(d)
The information contained in this table with respect to TCW Group, Inc. is based on a filing on Schedule 13G reporting ownership as of December 31, 2001. The address of the reporting person is 865 South Figueroa Street, Los Angeles, California 90017.

(e)
The information contained in this table with respect to Westport Asset Management, Inc. is based on a filing on Schedule 13G reporting ownership as of December 31, 2001. The address of the reporting person is 253 Riverside Avenue, Westport, Connecticut 06880.

(f)
The information contained in this table with respect to T. Rowe Price Associates, Inc. is based on a filing on Schedule 13G reporting ownership as of December 31, 2001. The address of the reporting person is 100 E. Pratt Street, Baltimore, Maryland 21202.

(g)
The information contained in this table with respect to Janus Capital Corp. is based on a filing on Schedule 13G reporting ownership as of December 31, 2001. The address of the reporting person is 100 Fillmore Street, Denver, Colorado 80206.

Security Ownership of Management

Beneficial ownership of the Class A Common Stock of Cox Radio and the common stock of Cox Enterprises by Cox Radio’s directors and Named Executive Officers (as defined below), and by all directors and executive officers as a group at February 26, 2002 is shown in the following table. Except as indicated below, none of such persons, individually or in the aggregate, owns 1% or more of the common stock of Cox Radio or Cox Enterprises.

Name of Beneficial Owner	Number of Shares of Cox Radio Class A Common Stock Owned		Number of Shares of Cox Enterprises Common Stock Owned		Percent of Shares of Cox Radio Class A Common Stock Owned
G. Dennis Berry	855		84,119		(i	)
David E. Easterly	15,000		661,088		(i	)
Richard A. Ferguson	100,846	(a)	—		(i	)
James C. Kennedy	180,876		546,813	(b)	(i	)
Marc W. Morgan	218,600	(c)	—		(i	)
Robert F. Neil	203,333	(d)	9,204		(i	)
Nicholas D. Trigony	3,366		205,833		(i	)
Ernest D. Fears, Jr.	3,417		—		(i	)
Paul M. Hughes	7,117		—		(i	)
Richard A. Reis	111,432	(e)	—		(i	)
Neil O. Johnston	4,135	(f)	—		(i	)
Robert B. Green	101,111	(g)	—		(i	)
All directors and executive officers as a group (twelve persons, consisting of those named above)	950,088	(h)	1,507,057		2.3%

(a)	Includes 54,972 shares subject to stock options that are exercisable within 60 days.

(b)
Mr. Kennedy owns of record 546,813 shares of common stock of Cox Enterprises. Sarah K. Kennedy, Mr. Kennedy’s wife and trustee of the Kennedy Trusts, exercises beneficial ownership over an aggregate of 22,140 shares of common stock of Cox Enterprises. In addition, as described above, Barbara Cox Anthony and Anne Cox Chambers, the mother and aunt, respectively, of Mr. Kennedy, together exercise sole or shared beneficial ownership over 598,135,587 shares of common stock of Cox Enterprises. Also, Mr. Kennedy’s children are the beneficiaries of a trust, of which R. Dale Hughes is the sole trustee, that beneficially owns 16,155 shares of common stock of Cox Enterprises. Mr. Kennedy disclaims beneficial ownership of all such shares, other than the 546,813 shares included in the table.

(c)	Includes 216,252 shares subject to stock options that are exercisable within 60 days.
(d)	Includes 170,979 shares subject to stock options that are exercisable within 60 days.
(e)	Includes 54,558 shares subject to stock options that are exercisable within 60 days.
(f)	Includes 2,193 shares subject to stock options that are exercisable within 60 days.
(g)	Includes 70,097 shares subject to stock options that are exercisable within 60 days.
(h)	Includes 569,051 shares subject to stock options that are exercisable within 60 days.
(i)	Beneficial owner, individually or in the aggregate, of less than 1% of the Class A Common Stock of Cox Radio.

Section	16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires Cox Radio’s executive officers and directors and persons who own more than 10% of Cox Radio’s Class A Common Stock to file reports of ownership and changes in ownership of Cox Radio’s Class A Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of copies of such reports and written representations from the reporting persons, Cox Radio believes that during the year ended December 31, 2001, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

Board of Directors and Committees

During 2001, the Board of Directors met three times. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, and a Community Relations Committee. The Board of Directors does not have a nominating committee or a committee performing a similar function. During 2001, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the Committees on which each director served.

Executive Committee

The members of the Executive Committee are James C. Kennedy (Chairman), Paul M. Hughes, and G. Dennis Berry. The Executive Committee of the Board of Directors took action by unanimous written consent three times in 2001.

Compensation Committee

The members of the Compensation Committee are Ernest D. Fears, Jr. (Chairman) and Paul M. Hughes. The Compensation Committee met once in 2001. The Compensation Committee:

•	adopts and oversees the administration of compensation plans for executive officers and senior management of Cox Radio;

•	determines awards granted under such plans to “insiders” who are subject to Section 16 of the Exchange Act;

•	approves the chief executive officer’s compensation; and

•	reviews the reasonableness of such compensation.

Community Relations Committee

The Community Relations Committee oversees Cox Radio’s workforce diversity initiatives, minority-owned business purchasing, corporate contributions to public service organizations, and Equal Employment Opportunity claims. The members of the Community Relations Committee are Ernest D. Fears, Jr. (Chairman), G. Dennis Berry, James C. Kennedy, and Robert F. Neil. The Community Relations Committee met once in 2001.

Audit Committee

The members of the Audit Committee are Paul M. Hughes (Chairman), Ernest D. Fears, Jr., and Nicholas D. Trigony. During 2001 the Audit Committee held two formal meetings and held four conference calls to review quarterly results with the independent auditors. The Board of Directors has adopted a written Audit Committee charter. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Cox Radio, and as part of this responsibility the Audit Committee:

•	recommends the selection of the independent auditors for Cox Radio;

•	reviews the services performed by the independent auditors, including non-audit services (if any);

•	reviews the scope and results of the annual audit;

•	reviews and discusses the quality and appropriateness of Cox Radio’s accounting principles with management and the independent auditors;

•	reviews the independence of the auditors;

•	reviews the performance and fees of the independent auditors;

•	reviews the adequacy of the system of internal accounting controls;

•	reviews the scope and results of internal auditing procedures;

•	reviews the Audit Committee charter annually;

•	reviews the activities of Cox Radio’s Risk Committee, a Board-created committee composed of senior financial managers with oversight of financial risk management; and

•	reviews related party transactions, if any.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively referred to as Deloitte & Touche) for professional services rendered for the audit of Cox Radio’s annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in Cox Radio’s quarterly reports on Form 10-Q for that fiscal year were $330,450.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by Deloitte & Touche for services rendered to Cox Radio, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2001 were $83,450, including services associated with securities offerings and an audit of an employee benefit plan.

Audit Committee Report

Mr. Hughes and Mr. Fears have been found by the Board of Directors to have no relationship with Cox Radio that would interfere with the exercise of their independence from Cox Radio and its management, and meet all other criteria of independence under the listing standards of the New York Stock Exchange. The third member of the Audit Committee, Mr. Trigony, was elected by the Board of Directors to serve on the Audit Committee effective January 1, 2001. Previously, Mr. Trigony was the President of Cox Broadcasting, the majority stockholder of Cox Radio, from March 1990 until his retirement on December 31, 2000. Mr. Trigony has been found by the Board of Directors to have no relationship with Cox Radio that would interfere with the exercise of his independence from Cox Radio and its management. However, because Mr. Trigony was employed by Cox Radio within three years prior to his election to the Audit Committee, he would not be deemed to be an “independent” director under the listing standards of the New York Stock Exchange absent a determination by the Board of Directors that his membership on the Audit Committee is required by the best interests of Cox Radio and its stockholders. The Board of Directors made this determination on December 12, 2000, finding that Mr. Trigony had exercised substantial financial oversight responsibility during his service in several senior executive positions with Cox Radio or its affiliates since 1986, including service as Chairman of the Board of Directors of Cox Radio and President of Cox Broadcasting. The Board of Directors further noted that Mr. Trigony would not be receiving any payments from Cox Radio that would compromise his independence. Based upon all these factors, the Board of Directors determined that because of Mr. Trigony’s unique and valuable expertise in the financial, strategic and operational aspects of the business of Cox Radio, his membership would greatly enhance the oversight function of the Audit Committee, and that his membership on the Audit Committee is therefore required by the best interests of Cox Radio and its stockholders.

In connection with the December 31, 2001 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended; and (3) received and discussed with the independent auditors the matters required by Independence Standards Board Standard No. 1, and discussed with the independent auditors the independent auditors’ independence, including a consideration of the compatibility of non-audit services with such independence. Based upon these reviews and discussions, the Audit Committee has recommended that the Board of Directors include the audited financial statements in Cox Radio’s Annual Report filed with the Securities and Exchange Commission on Form 10-K.

Paul M. Hughes (Chairman)
Ernest D. Fears, Jr.
Nicholas D. Trigony

Compensation of Directors

The directors who are not affiliates of Cox Radio, Paul M. Hughes, Ernest D. Fears, Jr. and Nicholas D. Trigony, are reimbursed for expenses and paid an annual fee of $20,000. The annual fee is paid as follows: (a) one half in shares of Class A Common Stock pursuant to the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors, subject to certain restrictions and forfeitures prior to the expiration of the period ending five years after the date of the grant of the award or, if earlier, the date of death or disability in certain circumstances, plus (b) one half in cash. In addition, the non-affiliate directors receive a meeting fee of $1,000 for every board meeting and committee meeting attended. The maximum total number of shares of Class A Common Stock that may be granted under the Restricted Stock Plan for Non-Employee Directors is 75,000. The directors of Cox Radio who are affiliates of Cox Radio do not receive any compensation for serving on the Board of Directors.

Executive Officers

Certain information about the executive officers of Cox Radio who are not directors is set forth below. Executive officers of Cox Radio are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Neil O. Johnston, 36, Vice President and Chief Financial Officer, has served as Cox Radio’s Chief Financial Officer since September 2000. Prior to that, Mr. Johnston served as Vice President of Development for Cox Broadcasting from January 2000 to September 2000, and as Controller of Cox Radio from 1998 through December 1999. Mr. Johnston joined Cox Enterprises in 1996 as manager of financial reporting. Prior to joining Cox, Mr. Johnston held financial and accounting positions with Coca-Cola Enterprises Inc. and Deloitte & Touche. Mr. Johnston holds an M.B.A. from the Wharton School of the University of Pennsylvania, and holds degrees in finance, accounting and information systems from Georgia State University and the University of Cape Town (South Africa).
Richard A. Reis, 48, has served as Group Vice President of Cox Radio since April 1997. Previously, he was a Director and Group Vice President of NewCity since its organization in 1986. From 1983 to 1984, he served as Vice President of the Broadcasting Company, then a subsidiary of Katz Broadcasting Company, Inc., becoming Group Vice President in 1984. He was General Manager of WFTQ-AM and WAAF-FM in Worcester, Massachusetts from 1981 and 1983, respectively, to 1989. Since 1989, he has served as General Manager of WDBO-AM and WWKA-FM in Orlando, Florida and of WCFB-FM since 1992. Since July 1996, Mr. Reis has served as Group Vice President of Cox Radio’s six Orlando, Florida radio stations (WDBO-AM, WWKA-FM, WCFB-FM, WHTQ-FM, WMMO-FM, and WPYO-FM). He is a member of the Board of Trustees of the Creative Education Foundation.

Executive Compensation

The following table sets forth certain information for the years ended December 31, 1999, 2000, and 2001 concerning the cash and non-cash compensation earned by, or awarded to, the Chief Executive Officer, the four other most highly compensated executive officers of Cox Radio serving as of December 31, 2001, and one individual who would have been one of the four most highly compensated executive officers but for the fact that such individual was not serving as an executive officer as of December 31, 2001 (the “Named Executive Officers”). The number of shares of Class A Common Stock have been adjusted to reflect the 3-for-1 stock split in May 2000, where applicable.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Restricted Stock Awards(a)		Securities Underlying Options	All Other Compensation(b)
Robert F. Neil	2001	$500,846	$260,941		—		—		121,335	$3,000
President & Chief	2000	450,846	450,846		—		—		100,275	6,000
Executive Officer	1999	409,860	327,888		—		—		68,700	6,000

Marc W. Morgan	2001	$356,644	$142,658		—		—		50,000	$3,000
Vice President & Co-Chief	2000	310,125	279,113		—		—		42,000	6,000
Operating Officer	1999	289,836	199,070		—		—		26,400	6,000

Richard A. Ferguson	2001	$325,631	$97,689		—		—		40,000	$3,000
Vice President & Co-Chief	2000	304,328	273,895		—		—		37,335	6,000
Operating Officer	1999	289,836	173,902		—		—		27,600	6,000

Richard A. Reis	2001	$256,057	$92,181		—		—		33,000	$3,000
Group Vice President	2000	239,306	119,653		—		—		27,375	6,000
	1999	223,650	156,555		—		—		16,200	6,000

Neil O. Johnston	2001	$192,000	$63,936		$86,378	(c)	$37,239	(d)	34,073	$3,000
Vice President & Chief	2000	—	—	(e)	—		—		—	5,900
Financial Officer	1999	118,000	70,800		—		—		2,193	4,329

Robert B. Green (f)	2001	$294,473	—		—		—		35,000	$3,000
Group Vice President	2000	249,885	149,931		—		—		29,700	6,000
	1999	227,168	147,659		—		—		21,000	6,000

(a)
The aggregate number of restricted shares held by the Named Executive Officers as of December 31, 2001 and the aggregate value of such restricted shares based on the closing price of Class A Common Stock as of December 31, 2001 ($25.48 per share) are as follows: Neil O. Johnston, 1,642 shares ($41,838).

(b)	Reflects amounts contributed to the Cox Enterprises, Inc. Savings and Investment Plan and credited under the Cox Enterprises, Inc. Executive Savings Plus Restoration Plan.
(c)	Includes reimbursement of $79,637.98 for club dues.
(d)
Represents 1,582 and 60 shares of restricted stock awarded to Mr. Johnston in settlement of his prior awards under the Cox Enterprises, Inc. Unit Appreciation Plan. The aggregate value of his awards is based on the closing price of the Class A Common Stock on the grant dates ($22.75 and $20.80, respectively). These shares of stock vest on January 1, 2003, provided Mr. Johnston remains employed by Cox Radio through such date.

(e)	Mr. Johnston was employed for the majority of 2000 in an executive capacity by Cox Broadcasting, and in such capacity he did not provide services to, or receive compensation from, Cox Radio.
(f)
Mr. Green resigned from his position as Group Vice President effective October 3, 2001. In connection with his resignation, Mr. Green entered into a separation agreement with Cox Radio under which he will receive certain salary continuation payments and benefits during a six-month transition period. In exchange, Mr. Green provided Cox Radio with certain releases and agreed to certain confidentiality and non-competition provisions.

Long-Term Incentive Plan

The Cox Radio, Inc. Amended and Restated Long-Term Incentive Plan (the “LTIP”) provides for various forms of equity-based incentive compensation with respect to Class A Common Stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance shares, and awards consisting of combinations of such incentives. The Compensation Committee of Cox Radio administers the LTIP, and has the discretion to determine the type of awards to be granted, when, if and to whom awards are granted, the number of shares covered by each award and the terms and conditions of each award. The Compensation Committee has delegated to a management committee the administration of grants to eligible individuals who are not “insiders” for the purposes of reporting obligations under Section 16 of the Exchange Act.
The following table discloses for the Named Executive Officers information regarding options granted under the LTIP during the fiscal year ended December 31, 2001:

OPTION GRANTS IN 2001

Name	Number of Securities Underlying Options Granted (a)	Percent of Total Options Granted to Employees in 2001	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (b )
					5%	10%
Robert F. Neil	121,335	9.04%	$21.81	1/2/2011	$1,664,716	$4,217,605
Marc W. Morgan	50,000	3.72	21.81	1/2/2011	686,000	1,738,000
Richard A. Ferguson	40,000	2.98	21.81	1/2/2011	548,800	1,390,400
Richard A. Reis	33,000	2.46	21.81	1/2/2011	452,760	1,147,080
Neil O. Johnston	17,000	1.27	21.81	1/2/2011	233,240	590,920
	16,339	1.22	22.51	3/1/2011	231,360	586,243
	734	0.05	20.57	4/9/2011	9,498	24,061
Robert B. Green	35,000	2.61	21.81	1/2/2011	480,200	1,216,600

(a)
Stock options have a ten-year term and become exercisable over a five-year period, with 60% becoming exercisable three years from the date of grant and an additional 20% becoming exercisable in each of the next two years thereafter. In addition, all options become immediately and fully exercisable if, no sooner than six months after the date of grant of the option, the stock price achieves, and maintains for a period of 10 consecutive trading days, a level equal to or greater than 140% of the option exercise price.

(b)
The dollar amounts under the columns are the 5% and 10% annualized rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates would result in per share prices at the end of the respective option terms as follows: for all January 2, 2001 options, $35.53 and $56.57 respectively; for all March 1, 2001 options, $36.67 and $58.39 respectively; and for all April 9, 2001 options, $33.51 and $53.35 respectively. Cox Radio expresses no opinion regarding whether this level of appreciation will be realized, and expressly disclaims any representation to that effect.

The following table sets forth information related to the number and value of options held at December 31, 2001 by the Named Executive Officers, two of whom exercised options in 2001:

2001 OPTION EXERCISES AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
			Exercisable	Unexercisable	Exercisable(a)	Unexercisable(b)
Robert F. Neil	152,715	$3,235,008	170,979	221,610	$2,177,919	$445,299
Marc W. Morgan	0	0	216,252	92,000	3,771,916	183,500
Richard A. Ferguson	0	0	54,972	77,335	650,200	146,800
Richard A. Reis	0	0	54,558	60,375	763,529	121,110
Neil Johnston	0	0	2,193	34,073	25,358	114,521
Robert B. Green	70,000	1,493,331	70,097	64,700	1,353,804	128,450

(a)
The exercisable value represents the number of shares of Class A Common Stock subject to exercisable options, times the difference between the closing price on December 31, 2001 of $25.48 per share and the exercise price of $6.17 per share for all 1996 options; $6.92 per share for all March 31, 1997 options; $8.46 per share for all June 18, 1997 options; $13.39 per share for all 1998 options; and $13.92 per share for all 1999 options.

(b)
The unexercisable value represents the number of shares of Class A Common Stock subject to exercisable options, times the difference between the closing price on December 31, 2001 of $25.48 per share and the exercise price of $21.81 per share for all January 2, 2001 options; $22.51 per share for all March 1, 2001 options; and $20.57 per share for all April 9, 2001 options.

Retirement Plans

Cox Enterprises, Inc. Pension Plan.    The Cox Enterprises, Inc. Pension Plan is a tax-qualified defined benefit pension plan. The Pension Plan covers all eligible employees of Cox Enterprises and any of its affiliates who have adopted the Plan (including certain of the Named Executive Officers). No employees whose employment commenced after January 1, 1997, and no employees hired in connection with the acquisition by Cox Radio of NewCity Communications, Inc., are eligible for participation under the Pension Plan. The Pension Plan is funded through a tax-exempt trust, into which contributions are made by Cox Enterprises as necessary based on an actuarial funding analysis. Cox Radio reimburses Cox Enterprises for the portion of the Pension Plan contribution attributable to Cox Radio employees.

The Pension Plan provides for the payment of benefits upon retirement, early retirement, death, disability and termination of employment. Participants become vested in their benefits under the Plan after completing five years of vesting service. Generally, the Pension Plan benefit is determined under a formula based on a participant’s compensation and years of benefit accrual service. Participants may elect from several optional forms of benefit distribution.

Cox Executive Supplemental Plan.    The Cox Executive Supplemental Plan is a non-qualified defined benefit pension plan providing supplemental retirement benefits to certain management employees of Cox Enterprises and certain of its affiliates (including certain of the Named Executive Officers). The Executive Supplemental Plan is administered by the Management Committee of Cox Enterprises, whose members are appointed by the Cox Enterprises Board of Directors. This committee designates management employees to participate in the Executive Supplemental Plan. No employees hired after January 1, 1997, and no former NewCity employees, are eligible to participate in the Executive Supplemental Plan.

The Executive Supplemental Plan monthly benefit formula, payable at normal retirement, is 2.5% of a participant’s average compensation, as calculated in the Executive Supplemental Plan, multiplied by the participant’s years of benefit service credited under the Executive Supplemental Plan. The normal retirement benefit will not exceed 50% of a participant’s average compensation at retirement. Benefits payable with respect to early retirement are reduced to reflect an earlier commencement date. Special disability, termination of employment and death benefits also are provided. All benefits payable under the Executive Supplemental Plan are reduced by benefits payable to the participant under the Pension Plan. Participants may elect from several optional forms of benefit distributions.

The Executive Supplemental Plan is not funded currently by Cox Enterprises. Cox Radio will make annual payments to Cox Enterprises arising from its employees’ participation in this plan as benefits are paid to these employees. However, such benefits will be paid from the general funds of Cox Enterprises.

The following table provides estimates of annual retirement income benefits payable to certain executives under the Pension Plan and the Executive Supplemental Plan:

PENSION PLAN AND EXECUTIVE SUPPLEMENTAL PLAN TABLE

	Years of Service
Final Average Compensation (5 Years)	5	10	15	20 or more
$150,000	$18,750	$37,500	$56,250	$75,000
250,000	31,250	62,500	93,750	125,000
350,000	43,750	87,500	131,250	175,000
450,000	56,250	112,500	168,750	225,000
550,000	68,750	137,500	206,250	275,000
650,000	81,250	162,500	243,750	325,000
750,000	93,750	187,500	281,250	375,000

The Named Executive Officers have been credited with the following years of benefit service: Mr. Neil, 15 years; Mr. Morgan, 17 years; Mr. Johnston, 5 years; and Mr. Green, 11 years. The Pension Plan and the Executive Supplemental Plan define “compensation” generally to include all remuneration to an employee for services rendered, including base pay, bonuses, special forms of pay and certain employee deferrals. Certain forms of additional compensation, including severance, moving expenses, extraordinary bonuses, long-term incentive compensation and contributions to employee benefit plans, are excluded from the definition of compensation. The Pension Plan credits compensation only up to the limit of covered compensation under Section 401(a)(17) of the Internal Revenue Code; the Executive Supplemental Plan does not impose this limit on covered compensation. The definition of “covered compensation” under the Pension Plan and the Executive Supplemental Plan, in the aggregate, is not substantially different from the amounts reflected in the Annual Compensation columns of the Summary Compensation Table. The estimates of annual retirement benefits reflected in the Pension Plan and Executive Supplemental Plan Table are based on payment in the form of a straight-life annuity and are determined after offsetting benefits payable from Social Security, as provided under the terms of the Pension Plan and the Executive Supplemental Plan.

Performance Graph

The following graph compares, for the period beginning December 31, 1996 and ending on December 31, 2001, the cumulative total return on Cox Radio’s Class A Common Stock to the cumulative total returns on the Standard & Poor’s 500 Stock Index and on an index consisting of certain peer radio broadcasting companies with which Cox Radio competes (the “Peer Group Index”). The Peer Group Index is comprised of the common stock of Clear Channel Communications Inc. and Emmis Broadcasting Corporation and is weighted for the respective market capitalization of each company. The comparison assumes $100 was invested on December 31, 1996 in Cox Radio’s Class A Common Stock and in each of the foregoing indices and that all dividends were reinvested.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors determines the compensation of the executive officers of Cox Radio. The Compensation Committee currently consists of Paul M. Hughes and Ernest D. Fears, Jr., both of whom are independent directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

The Compensation Committee administers compensation for executive officers. Cox Radio has developed a policy on executive compensation, which is described in this report. This policy formed the basis of compensation decisions made by the Committee for 2001. This policy reflects Cox Radio’s belief that stockholders benefit from executive pay programs that are competitive with industry standards, variable with annual performance, and focused on stockholder value.

In developing compensation plans and setting compensation levels, Cox Radio reviews competitive compensation data provided in the Towers Perrin Media Industry Survey. This survey allows Cox Radio to examine compensation levels at companies with which Cox Radio competes for talent in the marketplace. Where necessary, survey information is supplemented by proxy statement analysis and other survey sources.

Executive Officers’ Compensation

The total compensation of executive officers consists of three components:

•	base salary;

•	annual incentive compensation; and

•	long-term incentive awards.

The philosophy of the Committee is that a substantial portion of total compensation should be at risk based on Cox Radio’s financial and operational performance. The at-risk components of total compensation are progressively greater for higher level positions.

Base Salary

Base salary is designed to provide meaningful levels of compensation to executives, while helping Cox Radio manage its fixed costs. Salaries for top executives are determined annually, and are based on:

•	job scope and responsibilities;

•	length of service;

•	corporate, unit, and individual performance;

•	competitive rates for similar positions as indicated by the Towers Perrin Media Industry Survey; and

•	subjective factors.

In general, executive base salaries are targeted to the 75th percentile of the competitive data.

Annual Incentive Compensation

Short-term incentives for 2001 were provided for executive officers under the Annual Incentive Program. Participation in the Annual Incentive Program is limited to a group of senior managers, including the Named Executive Officers, who have a material impact on Cox Radio’s performance. Awards earned under the Program are contingent upon employment with Cox Radio through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control.

Payouts under the Annual Incentive Program are determined based on:

•	annual base salary;

•	a specific percentage of base salary, which increases for higher level positions commensurate with the greater percentage of compensation at risk for those with greater responsibilities; and

•	actual performance in the areas of income before depreciation, station ratings, station revenue share and other individual objectives.

In addition, the participant’s contribution to results during the year is considered, and a discretionary award in the form of restricted stock may be made.

Awards under the Annual Incentive Program are based on the achievement of goals relating to performance in the fiscal year. Objective performance goals are set to represent a range of performance, with the level of the associated incentive award varying with different levels of performance achievement. The “minimum” goal is set to reflect the minimum acceptable level of performance which will warrant payment of an incentive award. The “maximum” goal reflects an ambitious level of performance, which would only be attainable in an outstanding year.

Long-Term Incentive Compensation

Long-term incentive awards typically are granted annually to provide executive officers with a competitive long-term incentive opportunity and an identity of interest with Cox Radio. Long-term incentives generally are provided through annual grants of nonqualified stock options under the LTIP. A stock option permits the holder to buy Cox Radio stock at a specific price during a specific period of time. As the price of Cox Radio stock rises, the option increases in value. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in better Cox Radio performance and enhanced stock value. In general, stock option awards will be issued annually with an exercise price equal to the market price of Cox Radio’s Class A Common Stock at the time of award.

All options issued in 1999, 2000 and 2001 have a ten-year term. To encourage continued employment with Cox Radio, these options were designed to vest over a five-year period, with 60% becoming exercisable three years after the date of grant and an additional 20% becoming exercisable each year thereafter. However, no sooner than six months after the grant date of the options, if the stock price achieves and for a period of ten consecutive trading days maintains a level equal to or greater than 140% of the price on the grant date, vesting accelerates and these options become fully exercisable. Due to the performance of Cox Radio’s stock price, all options issued in 1999 have vested.

To ensure that executive officers and key management employees retain significant holdings in Cox Radio, the Committee encourages them to own Cox Radio stock with a value equal to one to three times their base salary, depending upon their position. For purposes of these guidelines, an employee’s holdings include Cox Radio’s Class A Common Stock (excluding restricted stock and shares subject to unexercised options) and Cox Enterprises’ common stock.

Chief Executive Officer Compensation

The executive compensation policy described above was applied in establishing Mr. Neil’s compensation for 2001. Mr. Neil participated in the same executive compensation plans available to Cox Radio’s other executive officers.

In 2001, Mr. Neil had a base salary of $500,846. On the basis of Cox Radio’s performance versus established goals, and Mr. Neil’s individual performance, the Committee determined that an annual bonus of $260,941 had been earned for 2001. Effective January 2, 2001, Mr. Neil was granted a long-term incentive award under the LTIP in the form of options for 121,335 shares of Class A Common Stock.

Tax Deductibility Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee of Cox Radio to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that doing so would be consistent with the best interests of stockholders. As such, long-term incentive compensation awards, particularly stock option awards, generally are designed to meet the requirements for deductibility under Section 162(m).

Ernest D. Fears, Jr.
Paul M. Hughes

CERTAIN TRANSACTIONS

Cox Radio borrows funds for working capital and other needs from Cox Enterprises. Cox Radio has entered into a revolving credit facility with Cox Enterprises. Cox Radio pays, or is paid, interest on the daily inter-company balance based on Cox Enterprises’ commercial paper rate plus .40%.

Cox Enterprises performs day-to-day cash management services for Cox Radio, whereby Cox Enterprises receives daily notification of Cox Radio’s checks presented for payment and transfers funds from other sources to cover such checks. Settlements of debit or credit balances between Cox Radio and Cox Enterprises occur monthly at market interest rates. Certain other management services have been and will continue to be provided to Cox Radio by Cox Enterprises. Such services include rent, management advisory services, legal, corporate secretarial, tax, treasury, internal audit, risk management, purchasing and materials management, benefits (including pension plan) administration and other support services. Cox Radio was allocated expenses for the year ended December 31, 2001 of $3.1 million for such services. Allocated expenses are based on Cox Enterprises’ estimate of expenses related to the services provided to Cox Radio in relation to those provided to other divisions of Cox Enterprises. Rent and occupancy expense is allocated based on occupied space. Cox Radio believes that these allocations are made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had Cox Radio operated on a stand-alone basis. There has been no study or attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties could have been. The fees and expenses to be paid by Cox Radio to Cox Enterprises are subject to change.

In November 2000, Cox Radio and Cox Interactive Media, Inc., a wholly-owned subsidiary of Cox Enterprises, entered into two agreements concerning the operation of Cox Radio’s web sites, which had previously been designed, developed and operated by Cox Interactive Media. First, a memorandum of understanding sets forth a transition plan for the transfer of the operations of the Cox Radio web sites to the newly created Cox Radio division CXRi. Second, a cross-promotion agreement provides that each party shall promote the other in six common markets, and contemplates that the same terms and conditions shall be applicable to any new common markets that arise over the term.

Subsidiaries of Cox Radio have entered into lease arrangements with Cox Broadcasting with respect to studio and tower site properties in Atlanta, Georgia and Dayton, Ohio that are used for Cox Radio’s radio operations and Cox Broadcasting’s television operations in those markets. The annual rental cost to Cox Radio in the aggregate is approximately $0.6 million.

APPROVAL OF THE
2001 EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 2)

The Compensation Committee of the Board of Directors adopted the Cox Radio, Inc. 2001 Employee Stock Purchase Plan (referred to as the Plan) on September 25, 2001, subject to the approval of the stockholders of Cox Radio at the 2002 Annual Meeting. A total of 750,000 shares of Class A Common Stock have been authorized for issuance under the Plan. The Plan is intended to qualify under Section 423 of the Internal Revenue Code. Under the terms of the Plan, eligible employees must indicate the dollar amount to be withheld per pay period to purchase shares of Class A Common Stock. Eligible employees include employees who regularly are scheduled to work at least 20 hours per week, including employees who are on an authorized leave of absence. Approximately 2,500 employees will be eligible to participate in the Plan. Shares will be offered to eligible employees for subscription during the period beginning on one of four grant dates (October 15, 2001, May 1, 2002, November 1, 2002, and May 1, 2003) and ending 45 days thereafter. The Plan will remain in effect until the offering period ends on December 31, 2003.

The price of the Class A Common Stock offered to employees will be the lower of 85% of the fair market value of the Class A Common Stock on the applicable grant date or 90% of the fair market value of the Class A Common Stock at the end of the offering period. In order to participate, employees must authorize Cox Radio to withhold funds from their pay. The maximum amount that may be paid by an employee who participates in the Plan is $25,000. An employee may elect to withdraw from the Plan at any time prior to the last day of the offering period, and may request that his or her total contributions be refunded either in cash or in whole shares of Class A Common Stock, with any remaining amount refunded to the employee in cash. However, employees who withdraw from the Plan but remain employed by Cox Radio will not be entitled to receive a stock distribution until the last day of the offering period. If the aggregate subscriptions exceed the authorized 750,000 shares of Class A Common Stock, each participant’s subscription will be reduced on a pro rata basis. The Plan will be administered by the Management Committee, whose members are appointed by the Board of Directors or the Compensation Committee of Cox Radio.

Generally, no tax consequences will arise at the time an employee purchases Class A Common Stock under the Plan. If an employee disposes of the Class A Common Stock purchased under the Plan less than one year after it was purchased and within two years of the grant date, the employee will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the amount paid by the employee to purchase the Class A Common Stock, and its fair market value as of the date of purchase. The amount of such ordinary income will be added to the employee’s cost basis for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee.

If an employee does not dispose of the Class A Common Stock purchased under the Plan until at least one year after it was purchased and at least two years after the grant date, the employee will be deemed to have received compensation taxable as ordinary income in an amount equal to the lesser of (a) the difference between the fair market value of the Class A Common Stock on the date of disposition and the purchase price paid by the employee, or (b) the difference between the fair market value of the Class A Common Stock on the grant date and the purchase price paid by the employee. The amount of such ordinary income will be added to the employee’s cost basis for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee. Cox Radio generally will not be entitled to a deduction with respect to the Class A Common Stock purchased by an employee, unless the employee disposes of the Class A Common Stock less than one year after the Class A Common Stock was purchased by the employee or less than two years after the grant date.

The Plan may be amended, modified, or terminated by the Board of Directors in whole or in part at any time, provided that no such amendment, modification, or termination may adversely affect the rights of any participant without such participant’s consent, and any such amendment, modification, or termination will be subject to the approval of the stockholders to the extent required by any federal or state law or regulation of any stock exchange on which the Class A Common Stock is listed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SELECTION OF INDEPENDENT AUDITORS

(Proposal No. 3)

The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as our independent auditors for the year ending December 31, 2002. Deloitte & Touche LLP has audited our consolidated financial statements since Cox Radio became a publicly traded company in 1996. Deloitte & Touche LLP, or one of its predecessors, has audited the consolidated financial statements of Cox Enterprises for many years.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Other Matters

Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.

Annual Report on Form 10-K

Cox Radio’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed with this proxy statement.

Transfer Agent and Registrar

Cox Radio’s transfer agent and registrar is First Union National Bank, 1525 West W.T. Harris Boulevard, Suite 3C3, Charlotte, North Carolina 28262.

Submission of Stockholder Proposals

It is anticipated that the 2003 Annual Meeting of Stockholders of Cox Radio will be held in May 2003. Any stockholders who intend to present proposals at the 2003 Annual Meeting of Stockholders, and who wish to have such proposals included in Cox Radio’s Proxy Statement for the 2003 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of Cox Radio not later than December 2, 2002. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Cox Radio’s 2003 proxy materials. Any stockholder proposal that a stockholder intends to present at the 2003 Annual Meeting, other than through inclusion in the proxy materials, must be received at least 30 (but not more than 60) days prior to the scheduled date of the 2003 Annual Meeting. Prior to August 1, 2002, any proposals should be sent to the Corporate Secretary, Cox Radio, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia 30319. On or after August 1, 2002, any proposals should be sent to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

By	Order of the Board of Directors,

An	drew A. Merdek
Corporate Secretary

Atlanta, Georgia
April 1, 2002

APPENDIX A

COX RADIO, INC.

2001 Employee Stock Purchase Plan

1.    Purpose of the Plan

The purpose of the Cox Radio, Inc. 2001 Employee Stock Purchase Plan (the “Plan”) is to provide a method by which eligible employees of Cox Radio, Inc. and its subsidiary corporations (collectively, the “Company”) may purchase shares of Class A Common Stock of the Company by payroll deductions. By this process, eligible employees will have an opportunity to acquire an ownership interest in the Company and a further incentive to promote the best interests of the Company. The Plan is intended to meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and is to be interpreted and applied consistent with those requirements. The Plan shall be effective as of the date it is approved by the Compensation Committee of the Board of Directors of Cox Radio, Inc. (the “Compensation Committee”), provided that the stockholders of Cox Radio, Inc. approve the Plan within the time period prescribed by applicable law. If stockholder approval is not obtained within the applicable period, then the Plan shall be rescinded, and all payroll deductions made under the Plan shall be fully refunded without interest.

2.    Definitions

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Management Committee as designated by the Board of Directors or Compensation Committee of Cox Radio, Inc.

Company means Cox Radio, Inc., including any successor entity, and its subsidiary corporations.

Eligible Employee means any employee of the Company regularly scheduled to work at least 20 hours per week, including any such person who is on an authorized leave of absence. Notwithstanding the foregoing, any employee of the Company who, after purchasing Shares under the Plan, would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company, or any parent corporation or subsidiary corporation of the Company, is not eligible to participate in the Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. For all Plan purposes, the terms “parent corporation” and “subsidiary corporation” have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

Entry Date means one of the four dates on which Eligible Employees may commence participation in the Plan, including January 2, 2002, July 1, 2002, January 2, 2003, and July 1, 2003.

Fair Market Value means the average of the closing prices per Share as reflected by the composite transactions on the New York Stock Exchange throughout a period of the ten (10) trading days ending (a) on and including any Grant Date, or (b) on and including the last day of the Offering Period, as appropriate.

Grant Date means one of the four dates on which Shares will be offered to Eligible Employees for purchase under the Plan, including October 15, 2001, May 1, 2002, November 1, 2002, and May 1, 2003.

Offering Period means, with respect to each Eligible Employee, the period that begins on the Entry Date applicable to the Eligible Employee and that ends on December 31, 2003.

Participating Employee means an Eligible Employee who has satisfied the eligibility conditions of Paragraph 3 of this Plan, has signed a Subscription Agreement, and has begun payroll deductions.

Plan means the Cox Radio, Inc. 2001 Employee Stock Purchase Plan, as may be amended from time to time.

Purchase Date means December 31, 2003.

Shares means the Class A Common Stock of the Company.

3.    Eligibility to Participate

Any Eligible Employee of the Company who is employed on a Grant Date is eligible to participate in the Plan as of the Entry Date that immediately follows such Grant Date. If the Eligible Employee elects not to participate on such Entry Date, he or she will not be permitted to commence participation in the Plan at any later date. If a Participating Employee withdraws from the Plan in connection with a termination of employment with the Company, but is later re-hired by the Company, then that individual will become eligible to participate in the Plan at the next Entry Date following such re-hiring.

4.    Number of Shares to Be Offered

A total of 750,000 Shares will be offered for subscription under the Plan.

5.    Purchase Price

The purchase price per Share offered under the Plan with respect to any Grant Date will be the lower of 85 percent of the Fair Market Value of the Share as of such Grant Date or 90 percent of the Fair Market Value of the Share at the end of the Offering Period.

6.    Offering of Shares for Subscription

Shares will be offered to Eligible Employees for subscription during the period beginning with the applicable Grant Date and ending on the date 45 days after that Grant Date (the “Subscription Period”). To subscribe, an Eligible Employee must complete, sign and deliver a subscription agreement to the Company no later than the last day of the Subscription Period. In the subscription agreement, the Eligible Employee shall indicate the dollar amount per pay period to be contributed under the Plan (the “Subscription Amount”).

7.    Method of Payment

Payment of a Participating Employee’s Subscription Amount will be made through payroll deductions, and participation in the Plan is contingent on the Participating Employee’s providing the Company with written authorization to withhold payroll deductions. Notwithstanding the foregoing, a Participating Employee may arrange to pay any installment due for any payroll period directly to the Company in the event the Participating Employee is on an authorized unpaid leave of absence during such payroll period.

8.    Limit on Amount of Shares Subscribed

Notwithstanding anything contained in any Participating Employee’s subscription agreement, the maximum amount that may be withheld or otherwise paid to the Company for the purchase of Shares under the Plan shall be $25,000. In the event of an oversubscription of Shares, each Participating Employee’s subscription shall be reduced on a pro rata basis so that the total number of Shares subject to subscription does not exceed the maximum number of Shares authorized under Paragraph 4.

9.    Purchase of Shares

Unless a Participating Employee previously has withdrawn from the Plan as provided in Paragraphs 10(b)(i) or 10(b)(ii)(B), or has had his or her participation terminated as provided in Paragraph 11, each Participating

Employee will be deemed to have exercised his or her right to purchase Shares as of the Purchase Date. The number of Shares purchased shall be equal to the whole number of Shares that may be purchased with the total amount of payments made by the Participating Employee under the Plan that have not been refunded to the Participating Employee. Any amount remaining after the purchase of full Shares will be refunded to the Participating Employee without interest.

10.    Change in Participation and Withdrawal from Plan

(a)    A Participating Employee may reduce his or her Subscription Amount at any time, on a prospective basis only, by giving written notice to the Company. Such reduction shall take effect as soon as administratively feasible following the date when the Company is so notified.

(b)    A Participating Employee may withdraw from the Plan and cancel his or her subscription at any time prior to the Purchase Date by giving written notice of cancellation to the Company. In that event:

(i)  if the individual has also terminated employment with the Company, he or she may elect (A) to have the entire amount paid to date applied to the purchase of whole Shares, with any remaining amount to be refunded in cash without interest, or (B) to have the entire amount paid to date refunded in cash without interest; or

(ii)  if the individual has not also terminated employment with the Company, he or she may elect (A) to have the entire amount paid to date applied to the purchase of whole Shares as of the Purchase Date, as described in Paragraph 9, or (B) to have the entire amount paid to date refunded in cash without interest.

(c)    The distributions described in Subparagraphs (b)(i) and (b)(ii)(B) will be processed at the end of each calendar quarter for changes of which the Company is notified at least twenty (20) days prior to the end of the quarter, and any payments or transfer of Shares will be made as soon as administratively feasible thereafter.

11.    Termination of Rights

In the case of termination of employment for any reason (including without limitation for death, disability, retirement or cause), the Participating Employee or his or her beneficiary may within thirty days after the happening of such event elect either of the alternatives described in Paragraph 10(b)(i). A failure to make this election within the thirty-day period will be treated as a notice of cancellation, and a cash refund will be made as described in Paragraph 10(b)(i)(B).

12.    Designation of Beneficiary

Each Participating Employee shall be permitted to designate his or her beneficiary under the Plan, and this designation shall be made in writing on a form prepared by or satisfactory to the Company, which shall be delivered to the Company. If a Participating Employee does not designate a beneficiary, any election rights otherwise subject to delegation to a beneficiary will be deemed delegated to the Participating Employee’s estate.

13.    Issuance of Shares

As soon as administratively feasible after the purchase of Shares under the Plan, the Participating Employee will be issued the number of Shares purchased, represented (in the sole discretion of the Company) by either a stock certificate or a book entry account position with the Company’s stock transfer agent.

14.    Unpaid Subscription Amounts

If any installment is due and unpaid for thirty days without satisfactory arrangements for payment being made within such period, the Participating Employee’s subscription shall be automatically canceled, all amounts previously paid shall be refunded in cash without interest, and the individual shall have no right to purchase Shares under the Plan.

15.    Rights Not Transferable

A Participating Employee’s rights under the Plan are personal to the Participating Employee alone, and may not be transferred or assigned during his or her lifetime. After Shares have been issued under the Plan, those Shares are not subject to these restrictions, and may be freely transferred like any other Shares.

16.    Application of Funds

All funds held or received by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded, and shall not be segregated from the general assets of the Company.

17.    Administration

The Plan shall be administered by the Committee, which shall prescribe such rules as it deems necessary to administer the Plan, and the Committee shall have the sole and discretionary authority to resolve any questions regarding the interpretation or application of the terms of the Plan.

18.    Amendment or Termination of the Plan

The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participating Employee’s then-existing rights may be adversely affected without his or her consent, and provided further that any amendment of the Plan shall be subject to stockholder approval to the extent required by any federal or state law or the rules of any stock exchange on which the Shares may be listed.

19.    Adjustment of Subscriptions

In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of Shares of the Company, the Board of Directors of the Company may make such adjustment as it deems appropriate in the number, kind and subscription price of Shares available for purchase under the Plan.

COX RADIO, INC.

VOTE BY TELEPHONE OR INTERNET
QUICK * EASY * IMMEDIATE

Cox Radio, Inc. encourages you to take advantage of two cost-effective and convenient ways to vote your shares. You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 8:00 a.m. Eastern Time on May 15, 2002. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE: ON A TOUCH-TONE TELEPHONE DIAL (866) 388-1531

OR

VOTE BY INTERNET: POINT YOUR BROWSER TO THE WEB ADDRESS:     https://www.proxyvotenow.com/cxr                            .

OR

VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

-------------------------------------------------------------------------------------------------------------------------------------------------------------

COX RADIO, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
COX RADIO, INC. FOR
ANNUAL MEETING ON MAY 15, 2002

The undersigned hereby appoints Robert F. Neil, Andrew A. Merdek, and Neil O. Johnston, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Cox Radio, Inc. (“Cox”) to be held at 9:30 a.m. local time on Wednesday, May 15, 2002, at Corporate Headquarters at 1400 Lake Hearn Drive, NE, Atlanta, Georgia, or at any adjournment thereof, and to vote at such meeting the shares of stock of Cox the undersigned held of record on the books of Cox on March 18, 2002, the record date for the meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.
(change of address/comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)
ELECTION OF DIRECTORS, NOMINEES:

1. G. Dennis Berry	4. Richard A. Ferguson	7. Marc W. Morgan
2. David E. Easterly	5. Paul M. Hughes	8. Robert F. Neil
3. Ernest D. Fears, Jr.	6. James C. Kennedy	9. Nicholas D. Trigony
INDEPENDENT AUDITORS:
Deloitte & Touche LLP
You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet.

SEE REVERSE SIDE

FOLD AND DETACH HERE

☒   Please mark your votes as in this example.
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
	FOR	WITHHELD

1. Election of Directors (see reverse)	☐	☐
        For, except vote withheld from the following nominee(s):

	FOR	AGAINST	ABSTAIN

2. Adoption of the	☐	☐	☐
2001 Employee Stock Purchase Plan

3. Ratification of	☐	☐	☐
appointment of independent auditors
In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.
Change of Address/Comments	☐
on reverse side.

I plan to attend the meeting.	☐

All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)                                                                                                                              DATE